Exhibit h(a)

2
                      SOUTHWEST SMALL CAP EQUITY FUND, INC.

                                SELLING AGREEMENT

                             SHARES OF COMMON STOCK


                                                                     _____, 1995
`
McKENNA SECURITIES COMPANY, as Lead Co-Manager
909 Fannin, Suite 1600
Houston, Texas 77010

Ladies and Gentlemen:

         Southwest Small Cap Equity Fund, Inc., a Delaware corporation (the "FUND"), is a newly organized, diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "COMPANY ACT"). The Fund proposes to issue and offer through McKenna Securities Company ("McKenna") and Capital West Securities, Inc. ("Capital West") as Co-Managers (collectively, except as provided in Section 19, the "DEALER MANAGER"), acting as agent for the Fund, up to 4,000,000 shares (subject to increase as provided herein) of common stock, par value $.001 per share, of the Fund (the "COMMON STOCK") at a price of $10.00 per share (subject to decrease as provided herein) on the terms set forth herein (the shares of Common Stock so offered being referred to herein as the "SHARES"). The Fund's offering of the Shares through the Dealer Manager is referred to herein as the "OFFERING". The Shares are more fully described in the Registration Statement referred to below.

         The Fund and its investment manager, McKenna Management Company (the "INVESTMENT MANAGER"), hereby confirm their agreement with the Dealer Manager with regard to the sale of the Shares by the Dealer Manager, on the basis of the representations, warranties, covenants and agreements herein contained and subject to the terms and conditions herein set forth.

         1. EMPLOYMENT OF THE DEALER MANAGER.

         (a) DEALER MANAGER AS AGENT. The Fund employs the Dealer Manager as its exclusive agent to sell the Shares for the Fund's account, and the Dealer Manager agrees to use its best efforts as agent for the Fund to sell the Shares upon and subject to the terms and conditions set forth in this agreement. The Dealer Manager's agency shall continue until terminated as provided herein.

         (b) PUBLIC OFFERING AND PRICE. It is understood that, commencing on the date when the Registration Statement becomes effective (the "EFFECTIVE DATE"), the Dealer Manager proposes to offer the Shares for sale to the public on a cash basis only, at the prices set forth in the Prospectus and in the following table.

         (c) SELLING GROUP. The Dealer Manager shall have the right to associate with other broker/dealers ("BROKER/DEALERS") as it may determine and shall have the right to grant to such persons such concessions out of the commissions to be received by the Dealer Manager as the Dealer Manager may determine, under and pursuant to a Selected Dealer Agreement in the form filed as an exhibit to the Registration Statement. All sales of Shares shall be made as an agent for the Fund.

         (d) MINIMUM OFFERING. The Fund and the Dealer Manager agree that unless at least 2,000,000 of the Shares (the "MINIMUM OFFERING") to be offered hereunder are sold within 30 days after the Effective Date (which period may be extended for an additional period not to exceed 30 days by mutual agreement between the Fund and the Dealer Manager) (such period, whether or not so extended, being herein referred to as the "OFFERING PERIOD"), the agency between the Fund and the Dealer Manager will terminate, the full proceeds which have been paid for the Shares will be returned to the proposed purchasers, and this Agreement will terminate without further obligation to any of the parties hereto except as set forth in SECTION 14.

         (e) ESCROW OF FUNDS PENDING CLOSING. Prior to consummation of the sale of Shares offered hereunder, all proceeds received from proposed purchasers of the Shares will be deposited in an escrow account maintained with Star Bank, N.A., as Escrow Agent pursuant to an Escrow Agreement among the Fund, the Dealer Manager and Star Bank, N.A. (the "ESCROW AGENT"), in form satisfactory to the parties (the "ESCROW AGREEMENT"). The parties mutually agree to faithfully perform their obligations under the Escrow Agreement. The Dealer Manager will promptly deliver the funds into the escrow account in accordance with Rule 15(c)2-4 of the Exchange Act (as hereinafter defined), but in any event not to exceed five business days after receipt of such funds.

         2. DELIVERY OF AND PAYMENT FOR SHARES.

         (a) TIME OF DELIVERY AND PAYMENT. Delivery of certificates and payment of the purchase price for the Shares shall be made at the offices of the Fund or another mutually acceptable location on the third full business day following the last day of the Offering Period, or at such other time as shall be agreed upon by the Dealer Manager and the Fund (such date and time referred to herein as the "CLOSING DATE"), subject to the satisfaction or waiver by the Dealer Manager of the conditions set forth in Section 10 hereof.

         (b) DELIVERY AGAINST PAYMENT; FORM OF CERTIFICATES; EXAMINATION. Delivery of certificates for the Shares, with any transfer taxes thereon duly paid by the Fund, shall be made for the benefit of the Purchasers in a manner mutually agreed upon by the Dealer Manager and the Fund against payment of the purchase price for the Shares in certified or official bank checks payable to the order of the Fund in immediately available funds. Certificates for the Shares shall be registered in such name or names and in such authorized denominations as the Dealer Manager may request in writing at least two full business days prior to the Closing Date. The Fund will permit the Dealer Manager to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         3. COMPENSATION OF DEALER MANAGER.

         (a) COMMISSION. At the Closing, the Fund agrees to pay to the Dealer Manager for the benefit of the Broker/Dealers a sales commission based upon per share public offering price

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for each of the Shares sold by the Dealer Manager as representative of the
Broker/Dealers as indicated in the table below. The commission shall be payable in certified funds upon the release of the funds deposited in the escrow account by one or more certified or official bank checks issued by the Escrow Agent for the account of the Fund, and shall be payable as directed by the Dealer Manager.

         SHARES PURCHASED           PRICE PER SHARE     DEALER SALES COMMISSION
         ----------------           ---------------     -----------------------
           100 to  29,999               $10.00                    .60
        25,000 to  49,000                 9.90                    .50
        50,000 to  74,999                 9.80                    .40
        75,000 to  99,000                 9.70                    .30
        100,000 to 499,999                9.60                    .20
        500,000 or more                   9.20                    .00

         (b) ORIGINATION FEE. At the Closing, the Fund agrees to pay to the Dealer Manager an origination fee in the amount of $0.10 per share; PROVIDED, HOWEVER, that no origination fee shall be payable for any shares purchased from the fund pursuant to a single Subscription Agreement for more than 499,999 shares.

         (c) REIMBURSEMENT FOR EXPENSES. At the Closing, the Fund agrees (without prejudice to the provisions of PARAGRAPH 14(D) hereof) that the Fund shall reimburse the Dealer Manager for its expenses on a nonaccountable basis in the amount of $0.10 per share; PROVIDED, HOWEVER, that no such reimbrusement shall be payable for any shares purchased from the fund pursuant to a single Subscription Agreement for more than 499,999 shares.

         (d) APPLICATION OF EXPENSE ALLOWANCE. The Dealer Manager agrees that it will pay all costs incurred or to be incurred by the Dealer Manager or by its personnel in connection with the offering of the Shares out of its nonaccountable expense allowance, except those to be paid by the Fund as described in SECTION 14 hereof.

         4. REGISTRATION STATEMENT AND PROSPECTUS. The Fund has filed with the Securities and Exchange Commission (the "COMMISSION") a Notification of Registration on Form N-8A (the "NOTIFICATION") relating to the registration of the Fund as an investment company under the Company Act. In addition, the Fund has prepared and filed with the Commission (i) in accordance with the provisions of the Securities Act of 1933, as amended, and the published rules and regulations promulgated thereunder (collectively, the "ACT", with all references herein to "Rules" and "Regulations", unless otherwise specified, being to the rules and regulations promulgated by the Commission pursuant to the Act) and
(ii) in accordance with the provisions of the Company Act, a registration statement on Form N-2 (No. 33-98050), including a prospectus subject to completion (each prospectus and amendment thereto included in the registration statement before the registration statement becomes effective under the Act, the form of prospectus omitting Rule 430A Information included in the Registration Statement when it becomes effective, if applicable (the "RULE 430A PROSPECTUS"), any prospectus filed by the Fund with the Dealer Manager's consent pursuant to Rule 424(a), and such amendments thereof as may have been required prior to the Effective Date being referred to as a "PRELIMINARY PROSPECTUS").

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         The registration statement, as amended, at the time and on the date it becomes effective (and in the event of any post-effective amendment thereto, then as amended at the time and on the date such post-effective amendment becomes effective), including all exhibits, financial statements and schedules forming a part thereof, and information, if any, contained in a prospectus subsequently filed with the Commission pursuant to Rule 497(h) and deemed to be a part of the registration statement pursuant to Rule 430A, is called the "REGISTRATION Statement." As used herein, the term "PROSPECTUS" means the final prospectus included as part of the Registration Statement, except that if a prospectus filed on behalf of the Fund with the Commission pursuant to Rule 424(b) shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

         5. REPRESENTATIONS AND WARRANTIES OF THE FUND. The Fund represents and warrants to the Dealer Manager that:

                  (a) ACCURACY OF REGISTRATION STATEMENT, NOTIFICATION AND PROSPECTUS. When the Registration Statement and any post-effective amendment thereto shall become effective, at the Closing Date and during such longer period as the Prospectus may be required to be delivered pursuant to any Rule by the Dealer Manager or a dealer, the Registration Statement (and any post-effective amendment thereto), the Notification, and the Prospectus (and any amendments thereof and supplement thereto) will comply in all material respects with the applicable provisions of the Act and the Company Act, will not contain an untrue statement of a material fact, and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; PROVIDED that the Fund makes no representation or warranty with respect to information included in the Registration Statement, Notification or Prospectus provided to the Fund by the Dealer Manager specifically for inclusion therein. If a Rule 430A prospectus is included in the Registration Statement at the time it becomes effective, the prospectus filed pursuant to Rules 430A and 424 will contain all information and all statements required to be stated therein in accordance with the Act and Regulations.

                  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement, any amendment thereto, or pursuant to Rule 424(a)), and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments and supplements thereto complied in all material respects with the Act and the Company Act and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; PROVIDED that the Fund makes no representation or warranty with respect to information included in the Preliminary Prospectus provided to the Fund by the Dealer Manager specifically for inclusion therein.

                  Without limiting the foregoing, (i) any contract, agreement, instrument, lease, license, certification or permit required to be described in the Registration Statement or the Prospectus has been properly described therein in all material respects, (ii) any contract, agreement, instrument, lease, license, certification or permit required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement, (iii) there is no litigation, arbitration, claim,

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         governmental or other proceeding (formal or informal), or investigation pending or, to the Fund's knowledge, threatened (or any basis therefor known to the Fund) with respect to the Fund or its operations, businesses, properties or assets, except as properly described in the Prospectus or except as, individually or in the aggregate, would not have a material adverse effect upon the operations, business, properties or assets of the Fund, (iv) the Fund is not in violation of, or default with respect to, its Certificate of Incorporation or Bylaws, or any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, except as may be properly described in the Prospectus or except as such violations, individually or in the aggregate, would not have a material adverse effect upon the operations, business, properties or assets of the Fund, and (v) the Fund is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan, agreement, note, lease or other instrument to which it is a party of by which it or its properties may be bound.

                  (b) ACCURACY OF FINANCIAL INFORMATION. The statement of assets and liabilities (including all notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the Fund as at the date thereof and said statement has been prepared in conformity with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Fund. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth in the Registration Statement and the Prospectus, there has not been any material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Fund, and since such dates the Fund has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Fund, except for liabilities or obligations which were incurred or undertaken in the ordinary course of business or an reflected in the Registration Statement and the Prospectus.

                  (c) INDEPENDENT PUBLIC ACCOUNTANTS. Arthur Andersen LLP, whose report is filed with the Commission as a part of the Registration Statement, are independent public accountants with regard to the Fund as required by the Act and the Company Act.

                  (d) ORGANIZATION AND QUALIFICATION. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Fund has no subsidiaries and does not control, directly or indirectly, any corporation, partnership, joint venture, association or other business organization. The Fund is duly qualified to do business as a foreign corporation and is a corporation in good standing in each jurisdiction in which the nature of its activities or its ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on its business, operations, or properties. The Fund owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations as necessary to own, lease and operate its properties and carry on its business as contemplated in the Prospectus (except for an order of effectiveness of the Registration Statement issued by the Commission), and no such

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         governmental licenses, permits, consents, orders, approvals or other authorization contains any materially burdensome restrictions.

                  (e) COMPLIANCE OF FUND WITH SECURITIES LAWS. The Fund is registered with the Commission under the Company Act as a diversified, closed-end management investment company. The Fund is, and at all times through the Closing Date will be, in compliance with the terms and provisions of the Act and the Company Act in all material respects. No person is acting or serving as an officer or director of, or investment adviser to, the Fund except in accordance with the provisions of the Company Act and the rules and regulations of the Commission thereunder, and the Investment Advisers Act, as amended, and the respective rules and regulations of the Commission thereunder (the "ADVISERS ACT").

                  (f) CORPORATE AUTHORITY. The Fund has all requisite corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform this Agreement and each of the Management Agreement dated as of _____, 1995 (the "MANAGEMENT AGREEMENT") between the Fund and McKenna Management Company (the "INVESTMENT MANAGER"), the Administration Agreement dated as of _____, 1995 (the "ADMINISTRATION AGREEMENT") between the Fund and McKenna & Company I, L.P. (the "FUND ADMINISTRATOR"), the Custodian Agreement dated as of _____, 1995 (the "CUSTODIAN AGREEMENT") between the Fund and _____ (the "CUSTODIAN"), the Dividend Reinvestment Plan and Agreement dated as of _____, 1995, between the Fund and Star Bank, N.A., (the "Plan Agent"), the Stock Transfer Agreement dated as of _____, 1995 between the Fund and Star Bank, N.A., (the "Transfer Agent") and the Escrow Agreement (all of the foregoing, together with this Agreement, collectively referred to herein as the "FUND AGREEMENTS"), all of which Fund Agreements have been filed with the Commission as exhibits to the Registration Statement.

                  (g) AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of each of the Fund Agreements and the consummation of the transactions contemplated therein are within the corporate power of the Fund and have been duly and validly authorized by all necessary corporate action, and each Fund Agreement represents a valid and binding obligation of the Fund enforceable against the Fund in accordance with its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (h) NO VIOLATION. The execution, delivery and performance of the Fund Agreements will not violate or conflict with the Fund's Certificate of Incorporation or Bylaws, or any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, or violate, conflict with, result in the breach of, require any consent under or result in the creation of any liens on any assets or properties of the Fund pursuant to, any contract, indenture, mortgage, loan, agreement, note, lease or other instrument, license or permit to which it is a party or by which it or its properties may be bound.

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                  (i) NO CONSENTS REQUIRED. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Fund or any of its properties or assets or of or with any other person, entity or group is required for the execution, delivery and performance of the Fund Agreements and the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Fund hereunder, except the registration under the Act and the Company Act of the offering and sale of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Act, the Company Act, the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), state securities or blue sky laws, or the rules and regulations of the National Association of Securities Dealers (the "NASD") or The Chicago Stock Exchange in connection with the issuance, registration, listing and sale of the Shares.

                  (j) VALIDITY OF AND TITLE TO SHARES; CAPITALIZATION. All of the outstanding shares of Common Stock of the Fund are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Fund had at _____, 1995 an authorized and outstanding capitalization as set forth in the Registration Statement. The Shares, when delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive rights. The purchasers of the Shares will receive good, valid and marketable title to the Shares purchased by them free and clear of any liens, agreements, and encumbrances. The Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Fund nor is there outstanding any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Fund, except as may be properly described in the Registration Statement.

                  (k) DISCLOSURE OF FUND DOCUMENTS. The Fund Agreements comply in all material respects with the descriptions thereof in the Prospectus, and there are no other documents or agreements to which the Fund is a party which are required under the Act, the Company Act, the Advisers Act or the Exchange Act to be described in the Prospectus.

                  (l) COMPLIANCE OF ORGANIZATIONAL DOCUMENTS AND FUND AGREEMENTS WITH SECURITIES LAWS. The Certificate of Incorporation and the Bylaws of the Fund and each of the Fund Agreements comply in all material respects with all applicable provisions of the Company Act, the Advisers Act and the Exchange Act.

                  (m) EFFECTIVENESS OF FUND AGREEMENTS; NO DEFAULT. Each of the Fund Agreements is in full force and effect and neither the Fund, nor to the Fund's knowledge any other party to any such Fund Agreement, is in default or breach thereunder, and no event has occurred which with the passage of time would constitute a default thereunder.

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                  (n) MATERIAL TRANSACTIONS DISCLOSED. Subsequent to the
         respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no transaction entered into by the Fund which is material to the Fund other than those described in or contemplated by the Prospectus and those in the ordinary course of business, and there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

                  (o) LISTING. The Shares have been approved for listing on The Chicago Stock Exchange, subject to official notice of issuance.

                  (p) NO ORDERS. Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued any order (a "STOP ORDER") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares or the offering and sale of the Shares, nor have any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  (q) NO STABILIZATION. Except as described in the Prospectus, neither the Fund nor any affiliated purchaser (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of this Agreement, any action designed to stabilize or stipulate the price of any security of the Fund, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Fund, to facilitate the sale or resale of any of the Shares.

                  (r) COMPLIANCE WITH INTERNAL REVENUE CODE. The Fund intends to, and will, direct the investment of the proceeds of the Offering in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "CODE").

                  (s) NO FINDERS. Except as may be set forth in the Registration Statement and as contemplated hereby, the Fund has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the sale of Shares contemplated by this Agreement.

                  (t) NO MATERIAL ADVERSE CHANGE. Subsequent to the date as of which information is given in the Registration Statement and the Prospectus and since the date of the statement of assets and liabilities set forth therein, except as otherwise stated therein, there has been no material adverse change in the condition (financial or otherwise) or net assets of the Fund, or in the management, capital stock, investment objectives, investment policies, earnings, liabilities, business affairs or business prospects of the Fund, whether or not arising from transactions arising in the ordinary course of business.

                  (u) NO LITIGATION. There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending, or to the Fund's best knowledge, threatened against, the Fund which is reasonably likely to result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the Fund, or is reasonably likely to materially and adversely affect the properties or assets of the Fund.

         6. REPRESENTATIONS AND WARRANTIES OF THE INVESTMENT MANAGER. The Investment Manager represents and warrants to the Dealer Manager that:

                  (a) ORGANIZATION AND QUALIFICATION. The Investment Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Investment Manager is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its activities and the ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on its business, operations, or properties. The Investment Manager owns or possesses all material governmental licenses, permits, consents, orders, approvals or other authorizations as necessary to own, lease and operate its properties and carry on its business as now being conducted.

                  (b) REGISTRATION AS INVESTMENT ADVISER. The Investment Manager is duly registered as an investment adviser under the Advisers Act, and it is not prohibited by the Advisers Act or the Company Act from acting under the Management Agreement as an investment adviser to the Fund.

                  (c) CORPORATE AUTHORITY. The Investment Manager has all requisite corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform this Agreement and the Fund Agreements to which the Investment Manager is a party.

                  (d) AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of the Fund Agreements to which the Investment Manager is a party and the consummation of the transactions contemplated therein are within the corporate power of the Investment Manager and have been duly and validly authorized by all necessary corporate action, and each of the Fund Agreements to which the Investment Manager is a party represents a valid and binding obligation of the Investment Manager enforceable against the Investment Manager in accordance its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (e) NO VIOLATION. The execution, delivery and performance of the Fund Agreements to which the Investment Manager is a party will not violate or conflict with the Investment Manager's Certificate of Incorporation or Bylaws, or any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, or violate, conflict with, result in the breach of, require any consent under, or result in the creation of any liens on any assets or properties of the Investment Manager pursuant to, any contract, indenture, mortgage, loan, agreement, note, lease or other instrument, license or permit to which it is a party of by which it or its properties may be bound.

                  (f) NO CONSENTS REQUIRED. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Investment Manager or any of its properties or assets or of or with any other person, entity or group is required for the execution, delivery and performance of the Fund Agreements to which the Investment Manager is a party, and the consummation of the transactions contemplated hereby and thereby, except such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Act, the Company Act, the Exchange Act, state securities or blue sky laws, or the rules and regulations of the NASD or The Chicago Stock Exchange in connection with the transactions contemplated hereby and thereby.

                  (g) EFFECTIVENESS OF FUND AGREEMENTS; NO DEFAULT. Each of the Fund Agreements to which the Investment Manager is a party is in full force and effect and neither the Investment Manager, nor to the Investment Manager's knowledge any other party to any such Fund Agreement, is in default or breach thereunder, and no event has occurred which with the passage of time would constitute a default thereunder.

                  (h) NO MATERIAL ADVERSE CHANGE. Subsequent to the date as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or otherwise) or net assets of the Investment Manager, or in the management, capital stock, investment objective, investment policies, earnings, liabilities, business affairs or business prospects of the Investment Manager, whether or not arising from transactions arising in the ordinary course of business.

                  (i) NO LITIGATION. There is no litigation or governmental or other proceeding or investigation before any court or before or by any public body or board pending, or to the Investment Manager's best knowledge, threatened against, the Investment Manager which is reasonably likely to result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of the fund, or is reasonably likely to materially and adversely affect the properties or assets of the Investment Manager.

         7. REPRESENTATIONS AND WARRANTIES OF DEALER MANAGER. The Dealer Manager represents and warrants to the Fund and to the Investment Manager that:

                  (a) ORGANIZATION AND QUALIFICATION. The Dealer Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Dealer Manager is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of its activities and the ownership or leasing of property requires such qualification, except where the failure to so qualify would not have a material adverse effect on its business, operations, or properties.

                  (b) REGISTRATION AND COMPLIANCE. The Dealer Manager is duly registered as a broker-dealer under the Securities Exchange Act of 1934, is a member in good standing of the National Association of Securities Dealers, Inc., is in compliance with all rules and regulations under the Securities and Exchange Act of 1934 and the NASD Rules of Fair Practice, the violation of which would have a material adverse effect on the Dealer Manager, and is either registered or exempt from registration under any state securities laws applicable to any offer and sale of the Shares.

                  (c) CORPORATE AUTHORITY. The Dealer Manager has all requisite corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform this Agreement and the Fund Agreements to which the Dealer Manager is a party.

                  (d) AUTHORIZATION AND ENFORCEABILITY. The execution, delivery and performance of the Fund Agreements to which the Dealer Manager is a party and the consummation of the transactions contemplated therein are within the corporate power of the Dealer Manager and have been duly and validly authorized by all necessary corporate action, and each of the Fund Agreements to which the Dealer Manager is a party represents a valid and binding obligation of the Dealer Manager enforceable against the Dealer Manager in accordance its terms, except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                  (e) NO VIOLATION. The execution, delivery and performance of the Fund Agreements to which the Dealer Manager is a party will not violate or conflict with the Dealer Manager's Certificate of Incorporation or Bylaws, or any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, or violate, conflict with, result in the breach of, require any consent under, or result in the creation of any liens on any assets or properties of the fund pursuant to, any contract, indenture, mortgage, loan, agreement, note, lease or other instrument, license or permit to which it is a party of by which it or its properties may be bound.

                  (f) NO CONSENTS REQUIRED. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Dealer Manager or any of its properties or assets or of or with any other person, entity or group is required for the execution, delivery and performance of the Fund Agreements to which the Dealer Manager is a party, and the consummation of the transactions contemplated thereby, except such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Act, the Company Act, the Exchange Act, state securities or blue sky laws, or the rules and regulations of the NASD or The Chicago Stock Exchange in connection with the offer and sale of the Shares.

         8. COVENANTS OF THE FUND AND THE INVESTMENT MANAGER. The Fund and the Investment Manager covenant and agree with the Dealer Manager that:

                  (a) MATTERS REGARDING REGISTRATION STATEMENT, NOTIFICATION, AND PROSPECTUS. The Fund will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of prospectus omitting Rule 430A information, or filing of the Prospectus is otherwise required under Rule 424(b), the Fund will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Dealer Manager of such timely filing. The Fund will notify the Dealer Manager immediately (i) when the Registration Statement and any amendments thereto become effective,
         (ii) of any request by the Commission or any "blue sky" authority for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance of any Stop Order or of the initiation, or the threatening, of any proceedings therefor, (iv) of the receipt of any comments from the Commission or any "blue sky" authority, (v) of the receipt by the Fund of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose, (vi) of the institution of any procedures pursuant to Section 8(e) of the Company Act and (vii) of the happening of any event during the period described in SECTION 14 which in the judgment of the Fund makes any statement in the Registration Statement, the Notification or the Prospectus untrue in any material respect or which requires amendments or changes to the Registration Statement, Notification or Prospectus in order the make the statements therein not misleading in any material respect. If any governmental authority shall propose or enter a Stop Order at any time, the Fund will make every reasonable effort to prevent the issuance of any such Stop Order, and if issued, to obtain the lifting of such order as soon as possible. The Fund will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including any Prospectus required to be filed pursuant to Rule 424(b)) or any documents filed under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus, whether before or after the effective date of the Registration Statement, to which the Dealer Manager shall reasonably object in writing after being timely furnished in advance a copy thereof (which the Fund hereby undertakes to do).

                  (b) REQUIRED AMENDMENTS. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus, Registration Statement or Notification to comply with the Act or the Company Act, the Fund will notify the Dealer Manager promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to the Dealer Manager) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment to the Registration Statement declared effective as soon as possible.

                  (c) FURNISHING DOCUMENTS. The Fund will promptly deliver to the Dealer

         Manager two signed copies of each of the Notification and the Registration Statement including exhibits, and such number of copies of any Preliminary Prospectus, the Prospectus, the Notification and the Registration Statement, and all amendments of and supplements to such documents, if any, as the Dealer Manager may reasonably request.

                  (d) BLUE SKY QUALIFICATIONS. The Fund will, in cooperation with the Dealer Manager, at or prior to the time the Registration Statement becomes effective, endeavor in good faith to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares in such jurisdictions as the Dealer Manager may designate and to maintain such qualification in effect for so long as required for the distribution thereof.

                  (e) NO SECURITIES TRANSACTIONS. Without the prior written consent of the Dealer Manager, the Fund will not issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock), and the Fund will obtain the undertaking of each of its officers and directors and such of its shareholders as have been heretofore designated by the Dealer Manager not to engage in any of the aforementioned transactions on their own behalf, other than the Fund's sale of Shares hereunder.

                  (f) FURNISHING OF FINANCIAL STATEMENTS. The Fund will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to the Dealer Manager as soon as practicable, but not later than forty-five (45) days after the end of its fiscal quarter in which the first anniversary date of the Closing occurs, an earnings statement (which need not be audited but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning on or after the Closing.

                  (g) FURNISHING OF REPORTS. During a period of three (3) years from the effective date of the Registration Statement, the Fund will furnish to the Dealer Manager copies of (i) all reports to its shareholders; (ii) all reports, financial statements and proxy or information statements filed by the Fund with the Commission and The Chicago Stock Exchange, and (iii) all press releases, articles and material news items released by the Fund.

                  (h) USE OF PROCEEDS. The Fund will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus, and will comply with all provisions of all undertakings contained in the Registration Statement.

                  (i) NO PUBLICITY. The Fund will prior to the Closing Date issue no press release or other communication directly or indirectly and hold no press conference with respect to the Fund, its financial condition, results of operations, business, properties, assets, or liabilities, or this offering, without the Dealer Manager's prior written consent, unless such press release or communication is required by applicable law or the rules of The Chicago Stock Exchange.

                  (j) INVESTMENT MANAGER ACTIONS. The Investment Manager covenants and agrees with the Dealer Manager to use its best efforts to cause the Fund to comply with each of the Fund's covenants and agreements contained in this SECTION 8.

                  (k) PAYMENT OF COSTS AND EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Fund and the Investment Manager agree to pay all costs and expenses incident to the performance of the obligations of the Fund hereunder, including those in connection with
         (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any Preliminary Prospectus, the Prospectus and any amendments thereof or supplements thereto, the underwriting documents (including this Agreement, the Selected Dealer Agreement, and all other documents related to the public offering of the Shares (including those supplied to the Dealer Manager in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Dealer Manager, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Dealer Manager ("Dealer Managers' Counsel") and such counsel's disbursements in relation thereto, (iv) listing the Shares on The Chicago Stock Exchange, (v) the review of the terms of the public offering of the Shares by the NASD, and the fees of the Dealer Manager's Counsel and such counsel's disbursements relating thereto, and (vi) the filing fees payable to the Commission and the NASD.

         9. COVENANTS OF DEALER MANAGER. The Dealer Manager covenants and agrees as follows:

                  (a) CONDUCT OF OFFERING. Neither the Dealer Manager nor any person acting on its behalf will offer any of the Shares for sale, or solicit offers to subscribe for or buy any Shares, or otherwise negotiate with any person with respect to the Shares, on the basis of any communications or documents except the Prospectus, information of a factual nature provided by the Fund or the Investment Manager, or any other documents and communications reasonably satisfactory in form and substance to the Fund and the Investment Manager.

                  (b) COMPLIANCE WITH LAWS. In making or soliciting offers, or negotiating offers and sales, the Dealer Manager will comply with the provisions of the Securities Act, the Exchange Act, the Company Act, and the "blue sky" laws of the jurisdictions in which the Dealer Manager or any person acting on its behalf makes or solicits such offers or so negotiates.

         10. CONDITIONS OF DEALER MANAGER'S OBLIGATIONS. The obligations of the Dealer Manager to use its best efforts as agent for the Fund to sell the Shares as provided herein shall be subject to the each of the following conditions:

                  (a) EFFECTIVE REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 6:00 p.m., Washington, D.C. time, on the date of this Agreement or at such later time and date as shall have been consented to in writing by the

         Dealer Manager, and no Stop Order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened. Each post-effective amendment to the Registration Statement, if any, shall have become effective. If the Fund shall have elected to rely upon Rule 430A under the Act, the 430A information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and the Fund shall have provided evidence reasonably satisfactory to the Dealer Manager of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A.

                  (b) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each of the Fund and the Investment Manager herein contained, and each of the representations, warranties, statements and opinions in any certificates, opinions, written statements or letters furnished to the Dealer Manager, shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

                  (c) PERFORMANCE OF COVENANTS AND AGREEMENTS. Each of the Fund and the Investment Manager shall have performed all covenants and agreements and satisfied all conditions contained herein required to be performed or satisfied by them on or before the Closing Date.

                  (d) OPINION OF COUNSEL TO THE FUND. As of the Closing Date, the Dealer Manager shall have received a letter from Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Fund, dated the Closing Date, addressed to the Dealer Manager and in form and substance reasonably satisfactory to the Dealer Manager, confirming its legal opinions to the effect that:

                           (i) The Fund has been duly organized and is validly
                  existing as a corporation in good standing under the State of Delaware.

                           (ii) The Fund has authorized and outstanding capital
                  stock as described in the Registration Statement and Prospectus, and the Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The purchasers of the Shares will receive good, valid and marketable title to the Shares being sold by the Fund in accordance with this Agreement, free and clear of all liens, agreements and encumbrances. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. To the knowledge of such counsel, there is no commitment, plan or arrangement to issue, and there is outstanding no option, warrant or other right calling for the issuance of, any share of capital stock of the Fund or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Fund, except as may be properly described in the Registration Statement.

                           (iii) The Shares are duly authorized for listing on
                  The Chicago Stock Exchange.

                           (iv) Each of the Fund Agreements has been duly and
                  validly authorized, executed and delivered by the Fund and is a valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles, and except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

                           (v) The Certificate of Incorporation and the Bylaws
                  of the Fund and each of the Fund Agreements complies in all material respects with all applicable provisions of the Act, the Company Act, the Advisers Act and the Exchange Act.

                           (vi) The execution, delivery and performance of the
                  Fund Agreements will not violate or conflict with the Fund's Certificate of Incorporation or Bylaws, or, to the knowledge of such counsel, any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, or, to the knowledge of such counsel, violate, conflict with, result in the breach of, require any consent under, or result in the creation of any liens on any assets or properties of the Fund pursuant to, any contract, indenture, mortgage, loan, agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Fund or any of its properties or assets or of or with any other person, entity or group is, to the knowledge of such counsel, required for the execution, delivery and performance of the Fund Agreements, and the consummation of the transactions contemplated thereby, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Fund hereunder, except the registration under the Act and the Company Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Act, the Company Act, the Exchange Act, state securities or blue sky laws, or the rules and regulations of the NASD or The Chicago Stock Exchange, in connection with the purchase and distribution of the Shares by the Dealer Manager.

                           (vii) The Registration Statement, the Notification,
                  and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Company Act.

                           (viii) The Registration Statement is effective under
                  the Act, and, to the knowledge of such counsel, no Stop Order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission. Any filing of a Prospectus known by such counsel to be required pursuant to Rule 424(b) under the Act has been made in accordance with Rule 424(b) and 430A under the Act.

                           (ix) To such counsel's knowledge, (A) there is no
                  litigation, arbitration, claim, governmental or other proceeding (formal or informal) or investigation pending or, to the Fund's knowledge, threatened (or any basis therefor known to the Fund) with respect to the Fund or its operations, businesses, properties or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate would not have a material adverse effect upon the operations, business, properties or assets of the Fund, (B) the Fund is not, to the knowledge of such counsel, in violation of, or default with respect to, its Certificate of Incorporation or Bylaws, or any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, except as may be properly described in the Prospectus or as such violation in the aggregate would not have a material adverse effect upon the operations, business, properties assets of the Fund, (C) the Fund is not, to the knowledge of such counsel, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan, agreement, note, lease or other instrument to which it is a party of by which it or its properties may be bound, and (D) to the knowledge of such counsel, any contract, agreement, instrument, lease or license required to be described in the Registration Statement, Notification, or the Prospectus has been properly described therein and any contract, agreement, instrument, lease or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to the Registration Statement.

                           (x) The Fund is registered with the Commission under
                  the Company Act as a diversified, closed-end management investment company.

                           (xi) The statements in the Prospectus under the
                  captions "Management of the Fund, "Capital Stock", "Dividends" and "Taxes", and the statements in the Statement of Additional Information included in the Registration Statement under the captions "Management and Principal Shareholder", "Tax Status", and "Persons Controlled by or Under Common Control", insofar as such statements constitute a summary of legal matters, documents referred to therein or matters of law, are fair and accurate summaries of the material provisions thereof in all material respects.

                           (xii) On the basis of their examination of the
                  Registration Statement and the Prospectus, their investigation made in connection with the preparation of the Registration Statement and the Prospectus, and their participation in conferences with the officers and authorized agents of the Fund and the Investment Manager, they are of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of its date, complied (other than the financial statements or other financial, economic or statistical data contained therein, as to which they need not express an opinion) as to form in all material respects with the requirements of the Act and the Company Act, and they have no reason to believe that the Registration Statement, as of its effective date, and the Prospectus, as of the date thereof (other than the financial statements or other financial, economic or statistical data contained therein, as to which they need not express an opinion) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  In addition, the letter from such counsel shall state that no facts have come to the attention of such counsel that lead such counsel to believe that either the Registration Statement at the time it became effective (or any amendment thereof made prior to the Closing Date, as of the date of such amendment or any document incorporated by reference) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof (or any amendment thereof or supplement thereto made prior to the Closing Date, as of the date of such amendment or supplement) contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need make no statement with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference therein).

                  In connection with such letter, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, Texas and the Delaware General Corporation Law, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Dealer Manager) of other counsel reasonably acceptable to the Dealer Manager, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and certificates or other written statements of officers of departments of various jurisdictions having custody or documents respecting the corporate existence or good standing of the Fund, provided that copies of any such statements or certificates shall be delivered to the Dealer Manager. The opinion of such counsel for the Fund shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Dealer Manager and they are justified in relying thereon. Any opinion qualified by "knowledge" shall be to the actual knowledge of such counsel after conducting such review as is described in such letter. Further, such counsel may state that they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, Notification and Prospectus, and take no responsibility therefore except and to the extent stated in paragraph (xi) above.

                  (e) OFFICER'S CERTIFICATE. At the Closing Date, the Dealer Manager shall have received a certificate of the Chairman of the Board of the Fund, dated the Closing Date, to the effect that the condition set forth in subsection (a) of this
         SECTION 9 has been satisfied, that as of the date hereof and as of the Closing Date, the representations and warranties of the Fund set forth in SECTION 5 hereof are accurate, and that as of the Closing Date, the obligations of the Fund to be performed hereunder on or prior thereto have been duly performed.

                  (f) OPINION OF COUNSEL TO INVESTMENT MANAGER. At the Closing Date, the Dealer Manager shall have received the opinion of Mayor, Day, Caldwell & Keeton, L.L.P., counsel for the Investment Manager, dated the Closing Date, addressed to the Dealer Manager and in form and substance reasonably satisfactory to the Dealer Manager, to the effect that:

                           (i) The Investment Manager has been duly organized
                  and is validly existing as a corporation in good standing under the State of Delaware.

                           (ii) The Investment Manager is duly registered as an
                  investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Company Act from acting under the Management Agreement as investment adviser to the Fund as contemplated by the Prospectus.

                           (iii) Each of the Fund Agreements to which the
                  Investment Manager is a party has been duly and validly authorized, executed and delivered by the Investment Manager, and is a valid and binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar law affecting creditors' rights generally, or by general equitable principles except to the extent that rights to indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws .

                           (iv) The execution, delivery and performance of the
                  Fund Agreements to which the Investment Manager is a party will not violate or conflict with the Investment Manager's Certificate of Incorporation or Bylaws, or, to the knowledge of such counsel, any law, rule, regulation, order, judgment or decree of any court, Federal or state regulatory body, self-regulatory organization, stock exchange or securities association having jurisdiction over it or its properties or operations, or violate, conflict with, result in the breach of, require any consent under, or result in the creation of any liens on any assets or properties of the Investment Manager pursuant to, any contract, indenture, mortgage, loan, agreement, note, lease or other instrument to which it is a party of by which it or its properties may be bound. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Investment Manager or any of its properties or assets or of or with any other person, entity or group is, to the knowledge of such counsel, required for the execution, delivery and performance of the Fund Agreements to which the Investment Manager is a party, and the consummation of the transactions contemplated thereby.

                  In connection with such letter, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States, Texas and the Delaware General Corporation Law, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Dealer Manager) of other counsel reasonably acceptable to the Dealer Manager, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Fund and certificates or other written statements of officers of departments of various jurisdictions having custody or documents respecting the corporate existence or good standing of the Fund, provided that copies of any such statements or certificates shall be delivered to the Dealer Manager. The opinion of such counsel for the Fund shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, the Dealer Manager and they are justified in relying thereon. Any opinion qualified by "knowledge" shall be to the actual knowledge of such counsel after conducting such review as is described in such letter. Further, such counsel may state that they have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, Notification and Prospectus, and take no responsibility therefore except and to the extent stated in paragraph (xi) above.

                  (g) ACCOUNTANTS' LETTER. At the time this Agreement is executed and at the Closing Date, the Dealer Manager shall have received a letter from Arthur Andersen LLP, independent public accountants for the Fund, dated as of the date of this Agreement and as of the Closing Date, addressed to the Dealer Manager and in form and substance satisfactory to the Dealer Manager, to the effect that: (i) they are, and during the periods covered by their reports included in the Registration Statement and Prospectus they were, independent certified public accountants with respect to the Fund within the meaning of the Act; (ii) in their opinion, the statement of assets and liabilities examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Company Act; (iii) on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available statement of assets and liabilities of the Fund (with an indication of the date of the latest available statement of assets and liabilities), a reading of the minutes of meetings and consents of the shareholders and board of directors of the Fund and the committees thereof subsequent to _____, inquiries of officers and other employees of the Fund who have responsibility for financial and accounting matters of the Fund and its subsidiaries with respect to transactions and events subsequent to _____, and other specified procedures and inquiries to a date not more than five days prior to the date of such letter, nothing has come to their attention that would cause them to believe that: (A) the statement of assets and liabilities of the Fund does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Company Act or that such statement of assets and liabilities is not fairly presented in conformity with generally accepted accounting principles (except to the extent certain footnote disclosures have been omitted in accordance with applicable rules of the Commission); and (B) with respect to the period subsequent to _____ there were, as of the date of the most recent available statement of assets and liabilities of the Fund and as of a specified date not more than five days prior to the date of such letter, any changes in the capital stock or long-term indebtedness of the Fund or decrease in the net assets or stockholders' equity of the Fund or that the Fund has incurred any long-term liabilities, in each case as compared with the amounts shown in the most recent statement of assets and liabilities included in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter. The letter from Arthur Andersen LLP shall cover such additional matters as the Dealer Manager may reasonably request.

                  (h) CERTAIN EVENTS. At the Closing Date (i) no Stop Order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding therefor shall have been initiated or threatened; (ii) all requests for additional information on the part of the Commission shall have been complied with or such requests shall have been otherwise satisfied; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there shall not have been any material adverse change in the condition (financial or otherwise), results of operations, businesses or properties of the Fund, whether or not arising in the ordinary course of business, other than as set forth in or contemplated by the Prospectus, the effect of which is in the Dealer Manager's reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus; and (iv) the total number of Shares to be issued and outstanding upon consummation of the Closing shall be not less than 2,000,000.

                  (i) NASD REVIEW. The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Dealer Manager's participation in such offering under such terms.

                  (j) ADDITIONAL INFORMATION. Prior to the Closing Date, the Fund and its counsel shall have furnished to the Dealer Manager such further information, opinions, certificates and documents as the Dealer Manager may reasonably request.

         If any of the conditions specified in this SECTION 10 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to the Dealer Manager or to Dealer Manager's counsel pursuant to this SECTION 10 shall not be in all material respects reasonably satisfactory in form and substance to the Dealer Manager and to Dealer Manager's counsel, all obligations of the Dealer Manager hereunder may be canceled by the Dealer Manager at, or at any time prior to, the Closing Date. Notice of such cancellation shall be given to the Fund in writing, or by telephone, telex or telegraph, confirmed in writing.

         11. INDEMNIFICATION.

                  (a) BY FUND. The Fund agrees to indemnify and hold harmless the Dealer Manager and each Broker/Dealer and each person, if any, who controls the Dealer Manager or any Broker/Dealer within the meaning of
         Section 15 of the Act or Section

         20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state law or regulation, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference in the Registration Statement or Notification for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or any supplement thereto or amendment thereof, or any application document executed by the Fund filed or delivered in connection with the qualifications of the Shares for sale under any "blue sky law" or the listing of the Shares on any securities exchange, or (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Fund will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund by or on behalf of the Dealer Manager or such Broker/Dealer through the Dealer Manager expressly for use therein as set forth in SECTION 5. This indemnity agreement will be in addition to any liability which the Fund may otherwise have including under this Agreement.

                  (b) BY DEALER MANAGER. Each of McKennan and Capital West, severally, agrees to indemnify and hold harmless the Fund, and each of its directors, each of the officers of the Fund who shall have signed the Registration Statement, and each other person, if any, who controls the Fund within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act, or other Federal or state securities law, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Notification for the registration of the Shares, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Fund by or on behalf of McKenna or Capital West, respectively, or any Broker/Dealer through the Dealer Manager (whether McKenna or Capital West) expressly for use therein. This indemnity will be in addition to any liability which the Dealer Manager may otherwise have including under this Agreement.

                  (c) NOTIFICATION; OPPORTUNITY TO DEFEND. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this SECTION 11 except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, any indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         12. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in SECTIONS 11(A) or (B) hereof is for any reason held to be unavailable from the Fund or Dealer Manager or is insufficient to hold harmless a party indemnified thereunder, the Fund and the Dealer Manager shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Fund or Dealer Manager, any contribution received by the Fund or Dealer Manager from other persons who may also be liable for contribution, including persons who control the Fund within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Fund who signed the Registration Statement and directors of the Fund) to which the Fund and the Dealer Manager may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Fund and the Dealer Manager from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party "not having received notice" as provided in SECTION 11 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Fund and the Dealer Manager in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Dealer Manager shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting organization and offering expenses and fees and nonaccountable expense reimbursements paid to the Dealer Manager) received by the Fund and (y) the fees and nonaccountable expense reimbursements received by the Dealer Manager, respectively, in each case as set forth in the table on the cover page of or elsewhere in the Prospectus. The relative fault of the Fund and of the Dealer Manager shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Dealer Manager and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this SECTION 12 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The Fund shall be liable for the amounts to be contributed by it pursuant to the provisions of this SECTION 12. Notwithstanding the provisions of this SECTION 12, (i) in no case shall the Dealer Manager be liable or responsible for any amount in excess of the fees and nonaccountable expense reimbursements actually paid to the Dealer Manager hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this SECTION 12, each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, shall have the same rights to contribution as the Dealer Manager, and each person, if any, who controls the Fund within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, each officer of the Fund who shall have signed the Registration Statement and each director of the Fund shall have the same rights to contribution as the Fund, subject in each case to clauses (i) and
(ii) of the preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this SECTION 12, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this
SECTION 12 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; PROVIDED, HOWEVER, that such consent was not unreasonably withheld.

         13. SURVIVAL OF REPRESENTATIONS AND AGREEMENTS. All representations and warranties, covenants and agreements of the Dealer Manager, the Investment Manager and the Fund contained in this Agreement, including the agreements contained in SECTION 8, the indemnity agreements contained in SECTION 11 and the contribution agreements contained in SECTION 12, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Dealer Manager or any controlling person thereof, or by or on behalf of the Fund or the Investment Manager or any of their respective officers and directors, or any controlling person thereof, and shall survive delivery of any payment for the Shares to and by the Dealer Manager.

         14. EFFECTIVE DATE OF AGREEMENT; TERMINATION.

                  (a) EFFECTIVE DATE. This Agreement shall become effective at 10:30 A.M., Washington, D.C. time, on the first full business day following the day on which the Registration Statement becomes effective or at the time of the public offering by the Dealer Manager of the Shares, whichever is earlier. As used herein, the "time of the public offering" shall mean the time, after the Registration Statement becomes effective, of the release by the Dealer Manager for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released for offering by the Dealer Manager, whichever shall first occur. Until this Agreement becomes effective as aforesaid, it may be terminated by the Fund by notifying the Dealer Manager. Notwithstanding the foregoing, the provisions of this SECTION 14 and of SECTIONS 1, 5, 11 and 12 hereof shall at all times be in full force and effect.

                  (b) TERMINATION UPON CERTAIN EVENTS. The Dealer Manager shall have the right to terminate this Agreement at any time prior to the Closing Date if any domestic or international event or act or occurrence has materially disrupted, or in the Dealer Manager's opinion will in the immediate future materially disrupt, securities markets; or if trading on the New York or Chicago Stock Exchanges shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or Chicago Stock Exchanges by the New York or Chicago Stock Exchanges or by order of the Commission or any other governmental authority having jurisdiction; or if the United States shall have become involved in a war or major hostilities; or if a banking moratorium has been declared by a state or federal authority, or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if any new restriction materially adversely affecting the distribution of the Shares shall have become effective; or if there shall have been such change in the market for the Fund's securities or securities in general or in political, financial or economic conditions as in the Dealer Manager's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Shares on the terms contemplated by the Prospectus.

                  (c) NOTICE. Any notice of termination pursuant to this SECTION 14 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

                  (d) REIMBURSEMENT OF DEALER MANAGER. If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to notification by the Dealer Manager as provided in SECTION 14(B) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Dealer Manager set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Fund or Investment Manager to perform any agreement herein or comply with any provision hereof, the Fund and the Investment Manager agree, subject to demand by the Dealer Manager, to reimburse the Dealer Manager for all out-of-pocket expenses (including the fees and expenses of its counsel), incurred by the Dealer Manager in connection herewith.

         15. NOTICE. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Dealer Manager, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to such Dealer Manager as follows:

                  If sent to the Fund, shall be mailed, delivered, or telegraphed and confirmed in writing, to the Fund (with a copy to the Investment Manager) as follows:

                                    Southwest Small Cap Equity Fund, Inc.
                                    c/o MGF Service Corp.
                                    312 Walnut Street
                                    Cincinnati, Ohio 45202
                                    Attn:   John F. Splain,
                                            Assistant Secretary

                  If sent to the Investment Manager, shall be mailed, delivered, or telegraphed and confirmed in writing, to the Investment Manager as follows:

                                    McKenna Management Company
                                    909 Fannin, Suite 1600
                                    Houston, Texas  77010

                  If sent to the Dealer Manager, shall be mailed, delivered, or telegraphed and confirmed in writing, to the Dealer Manager as follows:

                                  McKenna Securities Company, as Lead Co-Manager 909 Fannin, Suite 1600
                                  Houston, Texas  77010

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

         16. PARTIES. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Dealer Manager, the Fund, and the Investment Manager and the controlling persons, directors, officers, employees and agents referred to herein, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares.

         17. CONSTRUCTION. This Agreement shall be construed in accordance with the internal laws of the State of Texas, without giving effect to the rules governing conflicts of laws. Time is of the essence in this agreement.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one instrument.

         19. RELATIONSHIP BETWEEN CO-MANAGERS. Notwithstanding anything contained herein to the contrary, the parties acknowledge that, as between McKenna and Capital West, McKenna is designated as the Lead Co-Manager and shall have the exclusive right to excercise all powers of the "Dealer Manager" conferred hereunder, on behalf of both itself and Capital West; provided, however, that the rights, powers and liabilities of McKenna and Capital West under Sections 7, 11 and 12 shall be deemed individual and several, not joint. Accordingly McKenna is not responsible for the representations and obligations of Capital West and vice versa.
                                       26

         If the foregoing correctly sets forth the understanding between the Dealer Manager, the Fund, and the Investment Manager please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.
                                        Very truly yours,

                                        SOUTHWEST SMALL CAP EQUITY FUND, INC.
                                        (the "Fund")

                                        By: ________________
                                        Print Name: ________
                                        Title: _____________

                                        McKENNA MANAGEMENT COMPANY
                                        (the "Investment Manager")

                                        By: ________________
                                        Print Name: ________
                                        Title: _____________

Accepted as of the date first above written.

McKENNA SECURITIES COMPANY
(the "Lead Dealer Manager")

By: ________________
Print Name: ________
Title: _____________

CAPITAL WEST SECURITES, INC.
(together with the Lead Dealer Manager,
the "Dealer Manager")

By: ________________
Name: ______________
Title: _____________